Exhibit 99.1

BearingPoint Rejects Series B Debenture Claim

McLean, Va., January 19, 2006 – BearingPoint, Inc. (NYSE:BE), the leading global management and technology consulting firm, announced today that it rejects as invalid and wholly without merit a lawsuit claiming that the Company is in default on its Series B Debentures because it has failed to make its SEC filings on time. As previously disclosed, the Company believes that under the plain language of the relevant indenture, it has fully complied with its obligations under the Series B Debentures with respect to SEC filings.

The Company issued the following statement:

“Our position remains the same. We reject the claim as baseless. This is a cynical attempt to extract leverage, and we intend to contest this every step of the way,” the Company stated.

“The Company previously stated that it believes the notice of default and notice of acceleration relating to the Series B Debenture were invalid and completely without merit. The lawsuit re-hashes the same stale claims and is, in its view, without any basis whatsoever. As to the substance of the claims, it is its view that under the plain language of the relevant indenture BearingPoint has complied fully with its obligations under the Series B Debentures with respect to SEC filings. The Company intends to vigorously defend itself and will evaluate holding the relevant parties liable for any damage to the Company and its investors resulting from such an invalid and improper action.”

The complaint is based on the same claims as were asserted in a purported notice of default that the Company received on September 16, 2005 and a purported notice of acceleration that the Company received on November 7, 2005. The Company rejected both notices as being invalid and completely without merit. The complaint seeks various relief, including payment of the principal on the Series B Debentures.

As indicated above, the Company rejects these claims and the associated lawsuit and is filing a Form 8-K with the Securities and Exchange Commission relating to this matter.

About BearingPoint, Inc.

BearingPoint, Inc. (NYSE:BE) is the leading global management and technology consulting firm, providing strategic consulting, application services, technology solutions and managed services to Global 2000 companies and government organizations. We help customers achieve results by identifying mission critical issues and implementing innovative and customized solutions designed to generate revenue, reduce costs and access the right information at the right time. Our proprietary research institute, the BearingPoint Institute, demonstrates the firm’s commitment to analyzing and responding to issues with a thoroughly researched and informed perspective. Based in McLean, Virginia, BearingPoint has been named as one of Fortune’s Most Admired Companies in America for three consecutive years. For more information, visit the Company’s website at www.BearingPoint.com.

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This press release contains forward-looking statements. Words such as “intends” “plans” “belief” and “view” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may differ from the forward-looking statements for many reasons, including an adverse court determination, changes in law, rules or regulations and other actions of parties adverse to the Company and its contractual rights with respect to the Company’s outstanding debt obligations.

For Media:	For Investors:
Steve Lunceford BearingPoint, Inc. Steve.lunceford@bearingpoint.com (703) 747-4545	JamesHart BearingPoint,Inc. james.hart@bearingpoint.com (908)607-2262

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